Exhibit 10.29

AMENDED AND RESTATED LEASE AGREEMENT

THIS AMENDED AND RESTATED LEASE AGREEMENT (the “Lease”) is made and entered into as of this day of March, 2005, by and between Eugene M. Komblum, Trustee of THE EUGENE M. KORNBLUM TRUST AGREEMENT DATED JULY 18, 1997, as to an undivided 25% interest as tenants in common; Helen H. Komblum, Trustee of THE HELEN H. KORNBLUM TRUST AGREEMENT DATED JULY 11, 1997, as to an undivided 25% interest as tenants in common; and Carole A, Simon, Trustee of THE CAROLE A. SIMON REVOCABLE TRUST U/T/A dated November 27,1991, as to an undivided 50% interest as tenants in common (hereinafter collectively referred to as “Landlord”), and ST. LOUIS MUSIC, INC., a corporation existing under the laws of the State of Missouri (hereinafter referred to as “Tenant”).

RECITALS:

A.       Landlord and Tenant entered into that certain Commercial Lease (“Original Lease”) dated as of December 20, 2001.

B.        Landlord and Tenant now wish to amend and restate the Original Lease as set forth herein.

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and obligations contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged and confessed, Landlord and Tenant agree as follows:

1.         Description of Premises.

Landlord, for and in consideration of the rents, covenants and agreements hereinafter mentioned and hereby agreed to be paid, kept and performed by Tenant, has leased and by these presents does lease unto Tenant a certain brick warehouse and office building together with all land surrounding the same, containing approximately 3.47 acres in total, known and numbers as 1400 Ferguson, in the City of Pagedale and State of Missouri (hereinafter referred to as the “Premises”).

2.         Lease Term.

This lease (hereinafter referred to as the “Lease”) shall commence on the            day of March, 2005, and shall end on the 29th day of February, 2008, unless sooner terminated pursuant to other provisions of this Lease.

3.         Use of Premises.

Tenant shall be entitled to have and to hold the Premises, subject to the conditions herein contained, for any use permitted by law. Landlord and Tenant shall comply with, and shall maintain the Premises in compliance with, all laws and all requirements of all governmental authorities applicable to the Premises and to the use thereof, and shall maintain the Premises in compliance with the requirements of the insurance companies providing the insurance required by subparagraph (b)(3) of Paragraph 4 below.

4.         Rental.

(a)       As fixed annual rent Tenant shall pay directly to Landlord, or to such other person as Landlord designates, without previous demand therefore, the sum of One Hundred Thirty Thousand One Hundred Six and 08/100 Dollars ($130,106.08) per year, payable in equal monthly installments of Ten Thousand Eight Hundred Forty-two and 17/100 Dollars ($ 10,842.17) in advance on the first day of each and every month during the term of the Lease.

(b)       As additional rental during the term of this Lease, Tenant shall fully pay all costs and charges in connection with or arising out of the following:

(1)       All taxes, assessments and other governmental charges levied, during the term hereof, on the Premises or any part thereof, including, but not limited to, all general and special assessments, sewer taxes, water licenses, and any other taxes, penalties, fines, interests and costs imposed upon or against the Premises or against any of the personal property placed upon the Premises;

(2)       All electricity, water, sewer use, gas, costs of operation of heating and air conditioning and other utilities used on the Premises during the full term at this Lease;

(3)       All insurance premiums for the following described insurance which Tenant hereby agrees to maintain on the Premises, in the name of Landlord or such other person or entity as Landlord may designate:

(A)      Insurance for all risks of direct physical loss or damage to the Premises (subject to standard policy exclusions) in an amount representing the full replacement costs of the improvements located on the Premises, in insurance companies approved by Landlord and authorized to do business in the State of Missouri; and

(B)       Insurance for public liability coverage, protecting both Landlord and Tenant against any and all claims for personal injury, loss of life or damage to property sustained or claimed to have been sustained in, on or about the Premises or the building, improvements and appurtenances located thereon or upon the adjoining sidewalks, streets or alleyways. Such insurance shall be in such amounts and contain such coverages as Landlord may reasonably require; and

(C)       A certificate or certificates of the insurers that such insurance is in force and effect shall be deposited with Landlord and shall contain an undertaking by the respective insurers that the insurance policies shall not be canceled or modified adversely to the interests of Landlord without at least thirty (30) days’ prior notice to Landlord. Prior to the expiration of any such policy, Tenant shall furnish Landlord with evidence satisfactory to Landlord that the policy has been renewed or replaced or is no longer required by this Lease.

(4)       All other expenses and charges which shall be Incurred or shall be required in connection with the possession, occupation, operation, alteration, maintenance, repair, protection, preservation and use of the Premises (except as is otherwise specifically provided for herein), it being intended that this Lease shall be a net net lease to Landlord and that, except as is otherwise specifically provided for herein, Landlord shall have no cost or expense in connection with the Premises leased hereunder.

5.         Maintenance, Repairs, Alterations and Restorations.

(a)       Tenant shall, at its sole cost and expense, maintain and care for the building and improvements located on the Premises, including landscaped areas, roadways and the parking areas, except as otherwise provided in subparagraph (b) below. Tenant shall, at its sole cost and expense, maintain and care for the interiors of the building and improvements, including all plumbing, heating, air conditioning, electrical and sewer systems, devices and installations. Tenant agrees to keep the Premises free from any nuisance or filth upon or adjacent thereto, Except as otherwise provided in subparagraph (b) below, all repairs and alterations deemed necessary to the exterior and interior of the buildings and improvements located on the Premises shall be made or constructed by Tenant with the consent of Landlord; and all repairs, alterations, restorations, buildings and other improvements so made or constructed shall remain as or become, as the case may be, a part of the realty.

(b)       Landlord shall conduct all maintenance and repairs to the roof of the building (including the replacement thereof, should Landlord in its reasonable discretion determine that any material defect thereto could not otherwise be repaired), and all structural maintenance and repairs to the foundation and the exterior walls of the building, as may be required for the preservation, protection or restoration of the Premises, unless any such maintenance and/or repair is required as a result of damage caused by the negligence or willful acts and/or omissions of Tenant, its employees or invitees, on or after the date of this Lease. Landlord shall also (i) conduct all maintenance and repairs to the Premises that are required as a result of damage caused prior to the date of this Lease and (ii) perform any such alterations to the Premises as are required by law, except and to the extent such alterations are so required due to improvements or intended improvements to the Premises by Tenant.

(c)       All repairs, alterations, restorations, buildings and other improvements made or constructed to or on the Premises shall be performed by the responsible party in a good and workmanlike manner, shall be pursued by the responsible party with due diligence until the Premises will again be fit for occupancy of Tenant, or until said construction shall be reasonably deemed completed by Landlord, and shall be performed in conformity with all applicable laws, ordinances, rules and regulations. Tenant shall not, under any circumstances, allow or permit any lien for labor end material to attach to the Premises.

(d)       Subject to paragraph 6(b) below, Tenant shall pay for all costs and expenses incurred by Tenant arising out of Tenant’s obligations to make the repairs or maintenance described in subparagraph (a) above. Landlord shall also pay for all costs and expenses incurred by Landlord arising out of Landlord’s obligations to make the repairs or maintenance described in subparagraph (b) above.

6.         Indemnification.

(a)       Tenant agrees that it will protect, indemnify and save Landlord harmless from and against any penalty, damage or charge imposed for any violation of any law or ordinance by Tenant, its agents, employees or anyone acting on behalf of Tenant. Tenant further agrees that it will protect, indemnify and save Landlord harmless from and against any and all claims, suits, demands, causes of action, costs and liabilities arising from Tenant’s use of the Premises on or after the date of this Lease, or from any act permitted, or any omission to act, in or about the Premises by Tenant or its employees or invitees on or after the date of this Lease, or from any breach or default by Tenant of this Lease, except to the extent caused by Landlord’s negligence or willful misconduct.

(b)       Landlord agrees that it will protect, indemnify and save Tenant harmless from and against any and all claims, suits, demands, causes of action, costs and liabilities arising from any breach or default by Landlord of this Lease, except to the extent caused by Tenant’s negligence or willful misconduct. Landlord further agrees that it will protect, indemnify and save Tenant harmless from and against any and all claims, suits, demands, causes of action, costs and liabilities associated with, related to, or arising out of (i) the maintenance and repair of the roof, including without limitation any removal, disposal or other remediation required by law with respect to any asbestos containing materials (“ACMs”) or presumed ACMs that may be present in the roof; (ii) any underground storage tanks that may be or have been present on the Premises; and (iii) without limitation to item (i) above, the presence of any ACMs or presumed aCMs on the Premises; provided, however that Landlord shall have no such indemnification obligation with respect to any remediation, maintenance, encapsulation, removal, disposal, labeling or other actions with respect to any ACMs, presumed ACMs or underground storage tanks except to the extent such action is required under applicable laws.

7.         Damage to Person or Property.

Landlord shall not be liable to Tenant or any other person or corporation, including Tenant’s employees, for any damage to their person or property caused by water, rain, snow, float, fire, storm and accidents, or by breakage, stoppage or leakage of water, gas, heating and sewer pipes, air conditioning units or plumbing upon about or adjacent to the Promises, except and to the extent such damage is caused by Landlord’s failure to perform its obligations under this Lease.

8.         Destruction and Eminent Domain.

(a)       Should the entire area of the Premises, or such portion thereof as to interfere materially with or curtail the operations of Tenant’s business for a period in excess of sixty (60) days, be destroyed by fire or other cause or be acquired or taken by condemnation by any public or quasi-public authority or under the power of eminent domain, this Lease may at the option of Tenant, be terminated and of no further force and effect from and after the date of such total destruction or the effective date of the taking by such public or quasi-public authority.

Tenant shall have no interest in nor shall it share in any insurance proceeds or condemnation award received by Landlord for the Premises.

(b)       Should only a portion of the Premises be so destroyed, acquired or condemned, and the portion thus destroyed or taken be of such an amount as not to interfere materially with or curtail the operations of Tenant’s business for a period in excess of sixty (60) days, then this Lease shall continue in full force and effect as to the portion not so destroyed or taken with a reduction in the fixed annual rent proportionate to the area of the Premises so destroyed or taken for a period up to, but not exceeding, six (6) months, provided that Landlord has in force business interruption insurance payable to the lender of any indebtedness of Landlord which is secured by the premises in an amount sufficient to pay the debt service on such indebtedness during the period of rent reduction. The parties shall make all of the repairs and improvements deemed necessary in order to restore the Premises to its original condition and shall perform, pursue and complete said repairs and improvements in accordance with the terms and provisions of Paragraph 5 above. The costs and expenses incurred by Tenant in making said repairs and improvements shall be paid for by Tenant and shall be reimbursed by Landlord, but only to the extent paid for by the insurance proceeds or condemnation award received by Landlord. Upon completion of said repairs and improvements in accordance with and as determined by the terms and provisions of Paragraph 5 above, the fixed annual rent, if reduced under the terms of this subparagraph (b), shall be increased to the amount set forth in Paragraph 4.

(c)       The fact of whether such destruction, acquisition or condemnation has materially interfered with or curtailed the operations of Tenant’s business for a period in excess of sixty (60) days shall be determined by the mutual decision of Landlord and Tenant. If Landlord and Tenant cannot agree as to whether such destruction, acquisition or condemnation has materially interfered with or curtailed the operations of Tenant’s business for a period in excess of sixty (60) days, the fact shall be determined by arbitration in accordance with and as provided by the Missouri Uniform Arbitration Act, Section 435.350 et seq. R. S. Mo. 1994.

9.         Default

(a)       In the event that Tenant shall fail to pay any installment of rent within ten (10) days from the date that the same shall become due hereunder or shall fail to pay any insurance premiums or taxes and assessments within ten (10) days after written notice from Landlord that the same shall be due, or in the event that Tenant shall fail in the observance of performance of any of the other terms, conditions and provisions of this Lease for more than thirty (30) days after written notice of such default shall have been mailed to Tenant (provided, however, that if Tenant stall promptly proceed to correct such failure upon notice thereof then said thirty (30) day period if insufficient, shall be extended for such reasonable time as may be necessary), or in the event that Tenant shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy act, or if Tenant shall make a general assignment for the benefit of creditors, or if a receiver of the property of Tenant shall be appointed and such appointment shall not be vacated within 120 days after it is made, or if Tenant shall allow or permit any lien for labor or material to attach to the Premises, then Landlord, besides other rights or remedies Landlord may have, shall have the immediate right to pursue any one or more of the following remedies without notice or demand whatsoever, which remedies are cumulative and not alternative:

(i)        LandLord shall have the right to remedy or attempt to remedy any default of Tenant, and in so doing to make any payments due or alleged to be due by Tenant to third parties and to enter upon the Premises to do any work or other things therein, and in such event all reasonable expenses of Landlord in remedying or attempting to remedy such default shall be payable by Tenant to Landlord on demand. All sums so paid by Landlord and all expenses in connection therewith, shall bear interest thereon at the rate of fifteen percent (15%) per annum or the highest legal rate if less and if not otherwise demanded by Landlord shall be deemed additional rent;

(ii)       Landlord shall have the right to terminate this Lease or terminate Tenant’s right to possession of the Premises without terminating this Lease forthwith by leaving upon the Premises or by affixing to an entrance door to the Premises notice terminating the Lease or. Upon the giving by Landlord of a notice in writing terminating this Lease or terminating Tenant’s right to possession of the Premises, Tenant shall remain liable for and shall pay on demand by Landlord (A) the full amount of all Rent which accrues or which would have accrued until the date on which this Lease would have expired had termination not occurred, and any and all damages and expenses incurred by Landlord in re-entering and repossessing the Premises in making good any default of the Tenant, in making any alterations, remodeling or new tenant finish to the Premises, and any and all expenses which Landlord may incur during the occupancy of any new tenant, less (B) the net proceeds of any re-letting of the Premises which has occurred at the time of the aforesaid demand by Landlord to Tenant. Landlord shall be entitled to any excess with no credit to Tenant Landlord may, in its sole discretion, make demand on Tenant as aforesaid on any one or more occasions, and any suit brought by Landlord to enforce collection of such difference for any subsequent month or months. Tenant’s liability shall survive the institution of summary proceedings and the issuance of any warrant hereunder; and

(iii)      Landlord shall have the right of injunction and the right to invoke any other remedy allowed at law or in equity, and mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy at law or in equity.

(b)       In fee event that Tenant shall fail in the observance of performance of any of the terms, conditions or provisions of this Lease, including but not limited to payments or money to Landlord or any other person or entity, and Landlord engages the services of an attorney to enforce such terms, conditions or provisions, then and in such event, Landlord shall be entitled to recover from Tenant the entire cost of collection or other enforcement, including reasonable attorneys’ fees, which if not otherwise demanded by Landlord shall be deemed additional rent hereunder. In the event that Landlord shall fail in the observance or performance of any of the terms, conditions or provisions of this Leaser on its part to be performed, and Tenant engages the services of an attorney to enforce such terms, conditions or provisions, then and in such event, Tenant shall be entitled to recover from Landlord the entire cost of enforcement, including reasonable attorneys’ fees.

10.       Assignment and Subletting.

Tenant shall not transfer, assign or sublease this Lease or its Interest hereunder, nor permit the same to be transferred or assigned by operation of law without the consent of Landlord, which consent shall not be unreasonably conditioned, delayed of withheld by Landlord. No transfer or assignment by Tenant of this Lease or its interest hereunder and no subletting by Tenant of the Premises of any portion thereof shall operate to release Tenant from the fulfillment on Tenant’s part of its obligations under this Lease, nor affect Landlord’s right to exercise any of Landlord’s rights or remedies hereunder, without the consent of or notice to any assignee or sublessee.

11.       Waiver and Severability.

(a)       No waiver of any forfeiture, by acceptance of rent or otherwise, shall waive any subsequent cause of forfeiture or breach of any condition of this Lease; nor shall any consent when applicable by Landlord to any assignment or subletting of the Premises, or any part thereof, be held to waive or release any assignee or sublessee from any of the foregoing conditions or covenants as against him or them; but every such assignee and sublessee shall be expressly subject thereto,

(b)       If any term, covenant or condition of this Lease, or the application thereof to any parson or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition of this Lease, shall be valid and be enforced to the fullest extent permitted by law.

12.       Limitation of Liability. Tenant agrees that it shall look solely to Landlord’s estate and interest in the Premises (or the proceeds thereof) for the satisfaction of any right of Tenant for the collection of a judgment or other judicial process requiring the payment of money by Landlord. No other property or assets of Landlord, its partners, its joint venturers or any officers, directors or employees of any of the foregoing, shall be subject to any enforcement procedures for the satisfaction of any of Tenant’s rights and remedies under or as to; (i) the Lease, (ii) the relationship of Landlord and Tenant under this Lease or under law, (iii) Tenant’s use and occupancy of the Premises, or (iv) any other liability of Landlord to Tenant. This provision shall not be deemed, construed or interpreted to be or constitute an agreement, express or implied, between Landlord and Tenant that Landlord’s interest hereunder and in the Premises shall be subject to any equitable lien or other similar lien or charge. From and after the due date upon which Landlord shall convey the Premises to another party, Landlord shall be released from its obligations hereunder, provided that such third party shall assume all obligations of Landlord as set forth herein,

13.       Notices.

(a)       Any notices to be given by Landlord or Tenant to each other for any purpose connected with this Lease or otherwise, shall be in writing and deemed to have been properly given if served personally or if sent by United States registered or certified mail, return receipt request, to the Mowing address of Landlord and Tenant, respectively, or to such other persons and addresses as Landlord and Tenant may from time to time designate:

Landlord:	Eugene M. Kornblum and Helen H. Kornblum
7736 W. Biltmore
Clayton, Missouri 63105

Tenant:	St. Louis Music, Inc.
1400 Ferguson Avenue
St. Louis, Missouri 63133

14.       Landlord Agreement. Landlord hereby agrees to execute and deliver to Tenant, contemporaneously with this Lease, that form of Landlord Agreement attached hereto as Exhibit A.

15.       Miscellaneous.

(a)       The terms and provisions of the Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns and personal representatives provided, however, that no assignment by, from, through or under Tenant in violation of any provisions hereof shall vest in such assignee any right, title or interest whatsoever.

(b)       Tenant may not record this Lease or a Memorandum or other notice of this Lease without Landlord’s prior written consent, which consent may not be unreasonably conditioned, delayed or withheld.

(c)       This Lease may not be modified or amended except by a written instrument executed by both Landlord and Tenant. This Lease shall be governed by and interpreted pursuant to the laws of the State of Missouri.

(d)       The invalidity of one or more of the provisions of this Lease shall not cause the invalidity of the remainder of this Lease.

(e)       In the event that either party hereto shall bring legal action against the other party, then the prevailing party shall be entitled to reimbursement from the other party for all expenses thus incurred, including a reasonable attorney’s fee.

(f)        The captions or other headings of any sections of this Lease are inserted for convenience only and shall not be considered in construing the provision hereof if any question of intent should arise.

(g)       All rights and remedies of Landlord herein enumerated shall be cumulative and shall not be construed to exclude any other remedies allowed at law or in equity, whether or not specified herein. The failure of Landlord to insist in any one or more cases upon the strict performance of any of the provisions of this Lease or to exercise any option under this Lease shall not be construed as a waiver or a relinquishment for the future of any such provision, and one or more waivers of any breach of any provision shall not be construed as a waiver of any subsequent breach of the same. The receipt and acceptance by Landlord of any partial payment under this Lease shall not be deemed a waiver of such breach or an accord and satisfaction.

[The remainder of this page is intentionally blank. The next page is the signature page.]

IN WITNESS WHEREOF, the parties have duly executed this Lease as of the day and year first above written.

THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

ST. LOUIS MUSIC, INC.	THE EUGENE M. KORNBLUM TRUST
AGREEMENT dated July 18, 1997
By:
Name:
Tile:	EUGENE M. KORNBLUM, Trustee

THE HELEN H. KORNBLUM TRUST
AGREEMENT dated July 11, 1997

HELEN H. KORNBLUM, Trustee

THE CAROLE A. SIMON REVOCABLE
TRUST U/T/A dated November 27, 1991

CAROLE A. SIMON, Trustee

Printed and for Sale to the St. Louis Printing & Legal Firms Co., St. Louis, Mn.

FORM REVISED	A DIVISION OF [LOGO]	CLASS A

COMMERCIAL LEASE

This Lease, made and entered into, this 20th day of DECEMBER 2001, by and between Eugene M. Kormblum, trustee of THE EUGENE M. KORNBLUM TRUST AGREEMENT DATED JULY 18, 1997, as to an undivided 25% interest as tenants in common; Helen M. Kornblum, Trustee of THE HELEN H. KORMBLUM TRUST AGREEMENT DATED JULY 11, 1997, as to an undivided 25% interest as tenants in common; and Carole A. Simon and Robert S. Simon, Trustees of THE CAROLE A. SIMON REVOCABLE TRUST U/T/A dated November 27, 1991, as to an undivided 50% interest as tenants in common.

Parties

Hereinafter called Lessor, and ST. LOUIS MUSIC, INC., hereinafter called Lessee,

WITNESSETH, That the said Lessor for and in consideration of the rents, covenants and agreements hereinafter mentioned and herby agreed to be paid, kept and performed by said Lessee, or Lessees, successors and assigns has leased and by these presents do lease to said Lessee the following described premises, situated in the county of St. Louis, state of Missouri, to-wit:

Premises

A certain brick warehouse and office building together with all land surrounding the same, containing approximately 3.47 acres in total, known and number as 1400 Ferguson, in the City of Pagedale and State of Missouri.

Use of premises

To have and to hold the same, subject to the conditions herein contained, and for no other purpose or business than that of office, warehouse, and selling of any and all types of musical instruments and any and all types of kindred products.

Term and Rental

For and during the terms of three (3) years commencing on the 1st day of January 2002 and ending on the 31st day of December 2004 at the yearly rental of One Hundred Five Thousand One Hundred Six and 00/100 Dollars($103,106.00), payable in advance in equal monthly installments of Eight Thousand Seven Hundred Fifty-Eight and 83/100 Dollars (88,758.83)

Assignment or Sub-letting

On the first day of each and every month during the said term.

This lease is not assignable, nor shall said premises or any part thereof be sublet used or permitted to be used for any purposes other than above set forth without the lease or any part thereof sublet without the written consent of the Lessor, or if the Lessee shall become the subject of a court proceeding in bankruptcy or liquidating receivership or shall make an assignment for the benefit of creditors, this lease may by such fact or unauthorized act be cancelled at the option of the Lessor. Any assignment of this lease or subletting or said premises or any part thereof with the written consent of the Lessor shall not operate to release the lessee from the fulfillment on Leasee’s part of the covenants and agreements herein contained to be by said Lessee performed, nor authorize any subsequent assignment or subletting without the written consent of the Lessor.

Repairs and Alternations

All repairs and alternations deemed necessary by Lessee shall be made by said Lessee at Leasee’s cost and expense with the consent of Lessor; and all repairs and alterations so made shall remain as a part of the realty all plate and other class now in said demised premises is at the risk of said Lessee, and if broken, is to be replaced by and at the expense of said Lessee.

The Lessor reserves the right to prescribe the form, size, character and location of any and all awnings affixed to and all signs which may be placed or painted upon any part of the demised premises, and the              agrees not to place any awning or sign on any part of the demised premises without the written consent of the Lessor, or to bore or cut into any column, beam or any part of the demised premises without the written consent of Lessor. The Lessee and all holding under said Lessee agrees to use reasonable diligence in the care and protection of said premises during the term of this lease, to keep the water pipes, sewer drains, heating apparatus, elevator machinery and sprinkler system in good order and repair and to surrender said premises at the termination of this lease in substantially the same and in as good condition as received, ordinary wear and tear excepted.

The Lessee shall pay according to the rules and regulations of the water department for all water used in the demised premises. The Lessee will erect fire escapes on said premises at said Lessee’s own cost, according to law, should the proper authorities demand same.

The Lessee agrees to keep said premises in good order and repair and free from any               or              upon or adjacent thereto, and not to use or permit the use of the same or any part thereof for any purpose forbidden by law or ordinance now in force or hereafter enacted in respect to the use or occupancy of said premises. The Lessor or legal representatives may, at all reasonable hours, enter upon said premises for the purpose of examining the condition thereof and making such repairs as Lessor may see fit to make.

If the cost of Insurance to said Lessor on said premises shall be increased by reason of the occupancy and use of said demised premises by said Lessee or any other person under said Lessee, all such increase over the existing rate shall be paid by said Lessee to said Lessor on demand. The Leases agrees to pay double rent for each day the Lessee, or any one holding under the Lessee, shall retain the demised premises after the termination of this lease, whether by limitation or forfeiture.

Damage to Tenants’ Property

Lessor shall not be liable to said Lessee or any other person or corporation, including employees, for any damage to their person or property caused by water, rain, snow, frost, fire, storm and accidents, or by breakage, stoppage or leakage of water, gas, heating and sewer pipes or plumbing, upon, about or adjacent to said premises.

The destruction of said building or premises by fire, or the elements, or                material injury thereto as to render said premises unquestionably untenantable for 45 days, shall at the option of said Lessor or Lessee produce and work a termination of this lease.

If the Lessor and Lessee cannot agree as to whether said building or premises are unquestionably untenantable for 45 days, the fact shall be determined by arbitration; the Lessor and the Lessee shall each choose an arbitrator within five days after either has notified the other in writing of such damage, the two so chosen, before entering on the discharge of their duties, shall elect a third, and the decision of any two of such arbitrators shall be conclusive and binding upon both parties hereto.

If it is determined by arbitration, or agreement between the Lessor and the Lessee, that said building is not unquestionably untenantable for 45 days, then said Lessor must restore said building at Lessor’s own expense, with all reasonable speed and promptness, and in such case a just and proportionate part of said rental shall be abated until said premises haw been restored.

Failure on the part of the Lessee to pay any installment of rent or increase in insurance rate promptly as above set out, as and when the same becomes due and payable, or failure of the Lessee promptly and faithfully to keep and perform each and every covenant, agreement and atipulation herein on the part of the Lessee to be kept and performed, shall at the option of the Lessor cause the forfeiture of this lease.

Possession of the within demised premises and all additions and permanent improvements thereof shall be delivered to Lessor upon ten days’ written notice that Lessor has exercised said option, and thereupon Lessor shall be entitled to and may take immediate possession of the demised premises, any other notice or demand being hereby waived.

Any and all notices to be served by the Lessor upon the Lessee for any breach of covenant of this lease, or otherwise, shall be served upon the Lessee in person, or loft with anyone in charge of the premises, or posted upon some conspicuous part of said premises.

Re-Entry

Said Lessee will quit and deliver up the possession of said premises to the Lessor or Lessor’s heirs, successors, agents or assigns, when this lease terminates by limitation or forfeiture, with all window glass replaced, if broken, and with all keys, locks, bolts, plumbing fixtures, elevator, sprinkler, boiler and heating appliances in as good order and condition as the same are now, or may hereaftar be made by repair in compliance with all the covenants of this lease, save only the wear thereof from reasonable and careful use.

But it is hereby understood, and Lessee hereby covenants with the Lessor, that such forfeiture, annullment or voidance shall not relieve the Lessee from the obligation of the Lessee to make the monthly payments of rent hereinbefore reserved, at the times and in the manner aforesaid; and in case of any such default of the Lessee, the Lessor may re-let the said premises an the agent for and in the name of the Lessee, at any rental readily obtainable, applying the proceeds and avails thereof, first, to the payment of such expense as the Lessor may be put to in re-entering, and then to the payment of said rent as the same may from time to time become due, and toward the fulfillment of the other covenants and agreements of the Lessee herein contained, and the balance, if any, shall be paid to the Lessee; and the Lessee hereby covenants and agrees that if the Lessor shall recover or take possession of said premises as aforesaid, and be unable to re-let and rent the same so as to realise a sum equal to the rent hereby reserved, the Lessee shall and will pay to the Lessor any and all loss of difference of rent for the residue of the term. The Lessee hereby gives to the Lessor the right to place and maintain its usual “for rent” signs upon the demised premises, in the place that the same are usually displayed on property similar to that herein demised, for the last thirty days of this lease.

“No representation is made that permises are lead free or that these premises are legally habitable.”

ADDITIONAL TERMS AND PROVISIONS

1.     Lessee shall have the option to renew the Lease after the expiration of the original term thereof for an additional term of two (2) years under the same terms and conditions, excepting that the annual rental for the premises during such renewal period shall be One Hundred Ten Thousand Three Hundred Sixty-One and 00/100 Dollars ($110,361.00), payable in equal monthly installments. Such renewal shall be exercised by notice in writing sent to Lessor at least sixty (60) days prior to the expiration of the original term.

2.     In addition to the rentals herein provided, Lessee shall pay all real estate taxes, whether general or special, assessed on the premises during the term of the lease, as well as the cost of all utility, water and sewer charges incurred with the use and occupancy of the building. Lessee shall pay for fire and extended coverage liability insurance on the building, naming the owners as an additional insured as their interest may appear.

No Constructive Waiver

No waiver of any forfeiture, by acceptance of rent or otherwise, shall waive any subsequent cause of forfeiture, or breach of any condition of this lease; nor shall any consent by the Lessor to any assignment or subletting of said premises, or any part thereof, be held to waive or release any assignee or sub-lessee from any of the foregoing conditions or covenants as against him or them; but every such assignee and sub-lessee shall be expressly subject thereto.

Whenever the word “Lessor” is used herein it shall be construed to include the heirs, executors, administrators, successors, assigns or legal representatives of the Lessor; and the word “Lessee” shall include the heirs, executors, administrators, successors, assigns or legal representatives of the Lessee and the words Lessor and Lessee shall include single and plural, individual or corporation, subject always to the restrictions herein contained, as to subletting or assignment of this lease.

IN WITNESS WHEREOF, the said parties aforesaid have duly executed the foregoing instrument or caused the same to be executed the day and year first above written.

Lessee:	ST. LOUIS MUSIC, INC.,		Lessor:	THE EUGENE M. KORNBLUM TRUST
	A Missouri corporation			AGREEMENT DATED JULY 18, 1997

				By:	/s/ Eugene M. Kornblum
	By:	/s/ Eugene M. Kornblum			Eugene M. Kornblum, Trustee
Its President
THE HELEN H. KORNBLUM TRUST
	ATTEST:			AGREEMENT DATED JULY 11, 1997

				By:	/s/ Helen H. Kornblum Trustee
	By:	/s/ Donald J. Collins			Helen H. Kornblum, Trustee
Its Secretary
THE CAROLE A. SIMON REVOCABLE TRUST U/T/A
DATED NOVEMBER 27, 1991

				By:	/s/ Robert S. Simon
Robert S. Simon, Trustee

				By:	/s/ Carole A. Simon,
Carole A. Simon, Trustee

State of Missouri, of	) ) ss. )	On this 20 day of December, 2001,

before me personally appeared Eugene M. Kornblum, Trustee of THE EUGENE M. KORNBLUM TRUST AGREEMENT DATED JULY 18, 1997, and Helen H. Kornblum, Trustee of THE HELEN H. KORNBLUM TRUST AGREEMENT DATED JULY 11, 1997, to me known to be the persons described in and who executed the foregoing instrument, and acknowledged that they, executed the same as their free act and deed, in their capacity as Trustees of their respective Trusts.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the                      and State aforesaid, the day and year first above written.

/s/ Andrew Clones
Notary Public.
My terms expires

ANDREW CLONES
NOTARY PUBLIC STATE OF MISSOURI
ST. LOUIS COUNTY
MY COMMISSION EXP. MAR 23, 2008

State of Missouri, of	) ) ss. )	On this 20 day of December, 2001,

before me appeared Eugene M. Kornblum to me personally known, who, being by me duly sworn, did say that he is the President of ST. LOUIS MUSIC, INC., a Corporation of the State of Missouri, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation, by authority of its Board of Directors; and said President acknowledged sold instrument to be the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereinto set my hand and affixed my official seal in the                      and State aforesaid, the day and year first above written.

/s/ Andrew Clones
Notary Public.
My terms expires

ANDREW CLONES
NOTARY PUBLIC STATE OF MISSOURI
ST. LOUIS COUNTY
MY COMMISSION EXP.MAR 23, 2008

State of Missouri, of	) ) ss. )	On this 20 day of December, 2001,

before me personally appeared Carol A. Simon and Robert S. Simon, Trustees of THE CAROLE A. SIMON REVOCABLE TRUST U/T/A dated November 27, 1991 to me known to be the persons described in and who executed the foregoing instrument, and acknowledged that they executed the same as their free act and deed, in their capacity as Trustees of the Trust.

IN TESTIMONY WHEREOF, I have hereinto set my hand and affixed my official seal in the                      and State aforesaid, the day and year first above written.

/s/ Andrew Clones
Notary Public.
My terms expires

ANDREW CLONES
NOTARY PUBLIC STATE OF MISSOURI
ST. LOUIS COUNTY
MY COMMISSION EXP. MAR 23, 2008

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